Private & Confidential

Dated 21 February 2024
BARINTHUS BIOTHERAPEUTICS PLC and LEON HOOFTMAN
SERVICE AGREEMENT

THIS AGREEMENT is made on 21 February 2024
BETWEEN
(1)    BARINTHUS BIOTHERAPEUTICS PLC whose registered number is 13282620 and whose registered office is at Unit 6-10, Zeus Building Rutherford Avenue, Harwell, Didcot, United Kingdom, OX11 0DF (the "Company"); and
(2)    LEONARD WILLEM FREDERIK HOOFTMAN (the "Executive").
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1In this Agreement the following words and expressions shall have the following meanings:
"Associated Company" means any entity which from time to time is a parent undertaking of the Company or a subsidiary undertaking of the Company or of any such parent undertaking where “subsidiary undertaking” and “parent undertaking” has the meanings given to them in the Companies Act 2006.
"Board" means the board of directors of the Company from time to time.
"Confidential Information" means trade secrets and other confidential information relating to the Company, the Associated Companies, its or their businesses and its or their past, current or prospective clients or customers and their businesses which shall include (without limitation) information expressly designated by the Company or any Associated Company as being confidential and any other confidential information concerning its or their: finances, business transactions, prospective business transactions, research activities, dealings and affairs (including, without limitation, the decisions of Board meetings); customers, including, without limitation, customer lists, customer identity and customer requirements; existing and planned product lines, price lists and pricing structures (including, without limitation, discounts, special prices or special contract terms offered to or agreed with customers); technology underlying its or their concepts, products or services; business plans and sales and marketing information, plans and strategies; computer systems, source codes and software; directors and employees; and suppliers, licensors, licensees, agents, distributors or contractors (both current and those who were suppliers, licensees, agents, distributors or contractors during the previous two years).
"FCA" means the Financial Conduct Authority and any other successor regulatory body from time to time.
"Intellectual Property Rights" means without limitation any rights in inventions, patents, utility models, copyright, trade marks, trade names, domain names, design rights, designs, service marks, rights in get-up, database rights, know-how, trade secrets, semiconductor topography rights and any other rights of a similar nature, and, in each case: (i) whether or not registered or capable of protection by registration, (ii) including the right to apply to register any of them, (iii) including any applications to protect or register such rights, (iv) including all renewals and extensions of such rights or applications, (v) whether vested, contingent or future, and (vi) wherever existing.

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“Invention” means any invention, idea, concept, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any material form: (i) created or provided by the Executive (either alone or jointly with others) in the course of their employment with the Company or (ii) arising out of this Agreement or any duties assigned to the Executive by the Company (or any Associated Company) or (iii) arising as a result of the Executive’s special obligation to further the interests of the Company (or any Associated Company), in each case whether or not during their normal working hours or using Company (or any Associated Company) premises or resources.
"Permitted Investment" means a holding (directly or through nominees) by way of bona fide personal investment of any units of any authorised unit trust and up to five per cent, of the issued shares, debentures or other securities of any class of any company whose shares are listed on a recognised investment exchange, a recognised overseas investment exchange, or a designated investment exchange as recorded on the Financial Services Register by the FCA from time to time or any such other exchange as may be specified by the Board from time to time.
"Termination Date" means the date on which the employment of the Executive under this Agreement shall terminate for whatever reason, and derivative expressions shall be construed accordingly.
“Works” means without limitation any and all works of authorship, products, materials, research, processes, systems, programs (including software programs and source code), formulae, component lists, operating and training manuals, databases, instructions, manuals, brochures, catalogues, process descriptions, know-how, data, diagrams, charts, results, reports, information, methodologies, designs, documents, models, prototypes, sketches, drawings, plans, photographs, specifications and studies created or provided by the Executive (either alone or jointly with others) in the course of their employment with the Company or arising from this Agreement or any duties assigned to the Executive by the Company (or any Associated Company) whether or not during their normal working hours or using Company (or any Associated Company) premises or resources.
1.2Words and phrases which are not defined in this Agreement but which are defined in the Employment Rights Act 1996, the Companies Act 2006 or the Insolvency Act 1986 shall be construed as having those meanings.
1.3References to any statute, statutory instrument or any statutory provision shall be construed as references to the statute, statutory instrument or statutory provision as in force at the date of this Agreement and as subsequently re-enacted, consolidated or amended and shall include references to any statute, statutory instrument or any statutory provision of which it is a re-enactment, consolidation or amendment, save that references to a provision of European law shall be construed, unless the context requires otherwise, as a reference to such provision only to the extent it is in force under English law at the time of performance of the relevant obligation under this Agreement and shall only include re-enactments, consolidations or amendments to the extent they are in force under English law at such time.
1.4The Schedules to this Agreement are an integral part of this Agreement and references to this Agreement shall include reference thereto.
1.5The headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement.

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2.APPOINTMENT AND TERM
2.1The Company shall employ the Executive and the Executive shall serve the Company in the role specified in Schedule 1 or in such other capacity of a like status as the Company shall reasonably require on the terms set out in this Agreement.
2.2The Executive's employment under this Agreement shall commence on the date specified in Schedule 1 and may be terminated under clause 14 of this Agreement. The Executive’s continuous employment shall commence on the date specified in Schedule 1 and no previous employment with any other employer shall count as part of the Executive’s continuous employment with the Company.
2.3The Executive’s employment is not subject to a probationary period.
2.4The Executive represents and warrants to the Company that the Executive is entitled to enter into this Agreement and to implement and carry out its terms and that by so doing the Executive shall not be in breach of any court order. The Executive undertakes to indemnify the Company against any claims, costs, damages, liabilities, or expenses which the Company may incur as a result of the Executive being in breach of any such court order.
2.5The Executive represents that the Executive is entitled to work in the UK and should that entitlement cease at any time during employment the Executive will notify the Company immediately.
3.DUTIES AND RESPONSIBILITIES
3.1The Executive shall, in a competent manner to the best of the Executive's ability, perform the duties and responsibilities and exercise the powers which from time to time may be assigned or allocated to the Executive or vested in the Executive by the Company and shall devote the whole of the Executive's time, ability and attention to the duties under this Agreement during normal office hours and at such other times as may be reasonably required for the proper performance of those duties.
3.2The Executive shall use utmost endeavours to promote the interests of the Company and any Associated Company including, without limitation, disclosing to the Company any business opportunity that the Executive becomes aware of which falls within the scope of the Company's or any Associated Company's business or planned business. The Executive shall at all times abide by any statutory, fiduciary or common law duty owed to the Company or any Associated Company.
3.3The Executive shall comply with the rules, policies and procedures of the Company and Associated Companies in force from time to time. The Executive shall at all times comply with any measures adopted by the Company from time to time to prevent bribery and corruption or the facilitation of tax evasion and shall use all reasonable endeavours to ensure that no person acting on behalf of the Company commits any act of bribery (within the meaning of the Bribery Act 2010) or commits an offence under the law of any jurisdiction that would constitute a UK or foreign tax evasion offence or a UK or foreign tax evasion facilitation offence (within the meaning of Part 3 of the Criminal Finances Act 2017).
3.4The Company shall be entitled at any time to require the Executive to perform services (which may be outside the Executive's normal duties) not only for the Company but also for any

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Associated Company including, if so required, acting as a director of any Associated Company without any entitlement to additional remuneration arising.
3.5The Executive shall at all times keep the Board promptly and fully informed (in writing if so requested) of the Executive's conduct of the business or affairs of the Company and any Associated Company and provide such explanations of such conduct as the Board may require.
3.6The Executive shall promptly disclose to the Board any misconduct or breach of duty on the Executive's part and any information that comes into the Executive's possession which adversely affects or may adversely affect the Company or any Associated Company or the business of the Company or any Associated Company including, but not limited to:
3.6.1the plans of the Executive or any other senior employee to leave the Company or any Associated Company (whether alone or in concert with any other employee);
3.6.2the plans of the Executive or any other senior employee (whether alone or in concert with any other employee) to join a competitor or to establish a business in competition with the Company or any Associated Company;
3.6.3the misuse by the Executive or any employee of any confidential information belonging to the Company or any Associated Company; or
3.6.4conduct of the Executive or any employee, agent or service provider which constitutes bribery within the meaning of the Bribery Act 2010 or tax evasion or the facilitation of tax evasion.
3.7The Executive may be required or offered the opportunity to undergo training by the Company from time to time and agrees to undertake such training as is reasonably requested by the Company from time to time. Details of any such training requirement will be provided separately.
3.8The Executive shall be bound by the provisions of Schedule 2.
4.CONFLICTS OF INTEREST
4.1The Executive shall not during employment whether alone or jointly with or on behalf of any other person, firm or company and whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise (except as a representative or nominee of the Company or any Associated Company or otherwise with the prior consent in writing of the Board) be, or make preparations to be, engaged, concerned or interested in any other business, occupation or undertaking except:
4.1.1holding a Permitted Investment; or
4.1.2with the consent in writing of the Company which may be given subject to any terms which the Company requires.
4.2The Executive shall not during employment introduce to or plan or attempt to introduce to any other person, firm, company or organisation, business of any kind with which the Company, or any Associated Company, is able to deal, and shall not have any financial interest in, or derive any financial or other benefit from, contracts or transactions entered into by the Company, or

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any Associated Company, with any third party, without first disclosing such interest or benefit to the Board and obtaining its written approval.
4.3The Executive shall not during employment take any steps that are preparatory to compete with the business of the Company or any Associated Company in breach of the express and/or implied terms of this Agreement, other than making a bona fide application for new employment.
5.REMUNERATION
5.1The Executive shall receive a fixed annual salary of the amount set out in Schedule 1 which shall accrue from day to day and be payable by equal monthly instalments in arrears on or around the 28th day of each calendar month in accordance with the Company’s usual payroll schedule or such salary as determined by the Company in its sole discretion and confirmed to the Executive in writing from time to time. The Executive’s fixed annual salary and performance shall be reviewed by the Company annually in accordance with its usual review practices and cycle.
5.2In addition to the Executive’s fixed annual salary, the Executive shall be eligible to be paid a bonus of up to 40% of the Executive’s fixed annual salary annually (the “Bonus”). The Bonus will be subject to deductions of relevant tax and National Insurance contributions. The Bonus shall be payable at the absolute discretion of the Company, taking into account specific performance targets to be notified to the Executive from time to time. Payment of the Bonus to the Executive in one year shall confer no right on the Executive to receive the Bonus in any other year. The Executive shall not be entitled to receive the Bonus if, at or before the date on which the Bonus would otherwise have been payable, the Executive's employment terminates for any reason, or the Executive is under notice (whether given or received by the Executive).
5.3The Executive shall not be entitled to any fees in respect of any directorship of the Company or any Associated Company.
6.PENSION
6.1The Company will enrol the Executive automatically into a pension scheme in accordance with its obligations under Part 1 of the Pensions Act 2008.
6.2The Company shall match the Executive's contributions, up to an amount equivalent to 6% of the Executive's basic salary, into the Company's Pension Plan (the “Company Pension”) subject to its rules from time to time in force and any statutory limits imposed from time to time. Details of the Company Pension will be provided when the Executive joins the scheme.
6.3After enrolment, the Executive may opt out if the Executive so wishes. It is the Executive's responsibility to exercise that right if the Executive does not wish to be a member. The Company reserves the right to re-enrol the Executive in a pension scheme at a later date if required by legislation. The Company reserves the right to amend, replace or discontinue its pension arrangements at any time.
7.BENEFITS
7.1The Executive, during their employment:

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7.1.1will be entitled to be a member of the Company's private medical expenses scheme provided by AXA or such other medical expenses scheme as the Company may make available from time to time;
7.1.2may participate in any life assurance scheme as the Company may make available from time to time under which a lump sum benefit shall be payable on the Executive's death;
7.1.3may participate in any permanent health insurance scheme from time to time operated by the Company and notified to the Executive in writing as being applicable to the Executive (the "PHI Scheme"). The Executive's participation in the PHI Scheme will be subject to the following additional terms:
(a)the precise terms of the PHI Scheme shall be at the Company's discretion;
(b)the Company shall only be obliged to make payments to the Executive under the PHI Scheme if it has received payment from the insurance provider for that purpose;
(c)all payments under the PHI Scheme will be subject to the Executive's acceptance of such variations to the Executive's terms and conditions of employment as may from time to time be requested by the Company;
(d)all payments under the PHI Scheme will be subject to such deductions as may be required by law and also a sum equivalent to any employer's national insurance contributions which are payable by the Company in respect of any payment under the PHI Scheme and which are not reimbursed by the insurer under the PHI scheme; and
(e)where payments are made under the PHI Scheme, all other benefits provided to or in respect of the Executive by the Company will cease immediately (if they have not done so already) except those benefits for which the Company receives, from the insurer under the PHI Scheme, reimbursement in full of the total cost of the Company of the benefit.
7.2The Executive’s participation in the benefit plans set out at clause 7.1 above or other benefit plans as may be provided or introduced from time to time by the Company (the “Benefit Plans”), is subject to the rules of the Benefit Plans from time to time.
7.3The Company reserves the right to substitute another provider of any of the benefits or Benefit Plans available or alter the benefits or Benefit Plans available to the Executive at any time. No liability shall accrue to the Company in the event that insurance cover is refused by the provider or any conditions or limitations to the benefit are applied by the provider. The Company's sole obligations in respect of the insurance benefits referred to above are to pay the premium from time to time required by the provider and to pay to the Executive such sums (if any) as may from time to time be received by the Company from the provider in respect of any claim made by the Executive under the scheme, and, for the avoidance of doubt, the Company shall be under no obligation to take any action to enforce the terms of any insurance or otherwise to procure the benefit of any insurance for the Executive.

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8.HOLIDAYS
8.1The Executive shall, subject to this clause 8, be entitled to the holiday specified in Schedule 1, to be taken at such reasonable time or times as the Company shall approve provided that the Company may require the Executive to take any outstanding holiday entitlement in any holiday year during any notice period. Any holiday not so used in a holiday year may not be carried forward and the Executive shall, subject to clause 8.2, have no right to payment in lieu of any holiday not taken.
8.2For the holiday year in which the Executive's employment commences the Executive shall be entitled to annual holiday entitlement calculated on a pro rata basis. Upon termination of the Executive's employment the Executive shall either be entitled to salary in lieu of any outstanding pro rata holiday entitlement or be required to repay to the Company any salary received in respect of holiday taken in excess of pro rata holiday entitlement, such payment to be calculated on the basis of 1/260th of the fixed annual salary payable to the Executive for each day of outstanding or excess holiday entitlement as appropriate.
9.OTHER PAID LEAVE
The Executive may be eligible for other paid leave subject to any statutory eligibility requirements or conditions that the Company’s rules applicable to each type of leave in force from time to time may apply including maternity leave, adoption leave, paternity leave, shared parental leave, dependents’ leave, compassionate leave, bereavement leave, training and study leave and leave for public duties. The Company does not provide paid leave over and above any statutory entitlement.
10.PLACE OF WORK
The Executive's principal place of work shall be at the Unit 6-10, Zeus Building Rutherford Avenue, Harwell, Didcot, United Kingdom, OX11 0DF or such other location as may be required by the Company from time to time (whether on a permanent or temporary basis) and the Executive shall undertake any travel (within the United Kingdom or abroad) as may be necessary for the proper performance of the Executive's duties. The Executive may be required to work at other locations within the United Kingdom or abroad on a temporary basis but shall not be required to work abroad for more than one month at a time. There are no additional terms which apply where the Executive is required to work outside the UK for a period of more than one month. The Company reserves the right to issue terms relating to the Executive's work outside the UK, and any such terms will be notified to the Executive separately.
11.HOURS OF WORK
11.1The Executive's normal working hours shall be from 9:00am to 5:00pm Monday to Friday inclusive (with a one-hour break for lunch). In addition to the normal working hours, the Executive shall be required to work (without any additional remuneration) such hours as may be necessary for the proper performance of the Executive's duties. We have adopted a hybrid working policy with the expectation that you work 3 days in the office and 2 days at home subject to business needs and travel.
11.2The Executive agrees that the nature of the Executive's position is such that working time cannot be measured and accordingly the Executive's employment is excepted from the provisions on working hours and rest breaks in the Working Time Regulations 1998.

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12.INCAPACITY
12.1The Company may request that the Executive attends a medical examination by occupational health and/or an independent medical examination, the cost of which will be borne by the Company. The Executive acknowledges that the Company may need the Executive to attend that examination, and to see the results of that examination and information from other medical professionals who may be treating the Executive, in order to make decisions about the Executive's employment, including any reasonable adjustments (and that if relevant information is withheld the Company may make decisions in the absence of such information).
12.2If the Executive is absent from and unable to perform the Executive's duties as a result of incapacity for a period of seven days or more the Executive will produce medical certificates to the Company in respect of the absence and shall keep the Company informed of the progress of and material developments in relation to such incapacity.
12.3Subject to clauses 12.4 and 12.5, if the Executive shall be absent from and unable properly to perform the Executive's duties owing to incapacity, the Executive shall be entitled to full salary and benefits excluding any bonus or commission for a maximum of 30 days' absence in any period of 12 consecutive months. Continuation (if any) of salary and/or benefits in respect of any further period of absence shall be at the discretion of the Company. Any sums paid under this clause shall be deemed to be inclusive of statutory sick pay. For statutory sick pay purposes, the qualifying days will be Monday to Friday (inclusive).
12.4The Company at all times reserves the right to withhold, discontinue or request repayment of any contractual sick pay if:
12.4.1it is satisfied that there has been any abuse of the sick pay arrangements or misrepresentation of the reasons for the Executive's absence;
12.4.2an injury from an accident at work was caused by the Executive's misconduct at work;
12.4.3in the opinion of a doctor nominated by the Company, the Executive is well enough to work; or
12.4.4the Executive acts in a manner likely to delay recovery.
12.5The Executive's entitlement under clause 12.3 shall cease if the Executive becomes eligible to receive benefits under any permanent health insurance scheme or any other such scheme in respect of which the Company or any Associated Company pays or has paid premiums on behalf of the Executive, in which case the Company shall have no further obligation to the Executive under this clause.
12.6If the Executive is absent due to illness for more than 3 monthss, the Company shall be entitled at any time thereafter to appoint a further executive director or employee to perform the Executive's duties and to exercise the Executive's powers.
12.7The Executive shall promptly inform the Company if the Executive's inability to perform the Executive's duties results from incapacity caused by a third party and for which compensation is or may be recoverable by or on behalf of the Executive. In that event, any payments made under this clause in excess of statutory sick pay shall be treated as being made to the Executive by way of loan and shall be recoverable by the Company. The Executive shall keep

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the Company regularly informed of the progress of any action against such third party, provide such information as the Company may from time to time reasonably require and shall immediately notify the Company in writing of any compromise, settlement, award or judgment in connection with the claim. At the Company's request, the Executive shall refund to the Company the lesser of the amount recovered by the Executive and the aggregate cost of payments and benefits in excess of statutory sick pay provided under this clause in respect of such period of absence. Any such payment under this clause shall be subject to the maximum aggregate sum permitted to be lent by the Company to the Executive without shareholder approval under the restrictions contained in the Companies Act 2006 relating to loans made to directors.
13.EXPENSES
The Executive shall be entitled to be reimbursed all reasonable out-of-pocket expenses (including hotel, travelling and entertainment expenses but excluding any car parking fines or road traffic offence fines) incurred by the Executive in the proper performance of the Executive's duties, subject to the production of such receipts or other evidence as the Company may reasonably require.
14.TERMINATION
14.1The Executive's employment may be terminated by either party giving to the other in writing not less than the period of notice specified in Schedule 1. For the avoidance of doubt, and without prejudice to clause 14.3 below, where either party has served notice of termination in accordance with this clause 14.1, the Company may at any time during the notice period bring forward the Termination Date by serving notice in accordance with clause 14.3.
14.2The Company shall at all times be entitled to terminate this Agreement pursuant to clause 14.1, 14.3 or 14.6 or exercise its rights under clause 17, notwithstanding that such notice, termination or suspension may prejudice the Executive's eligibility for or entitlement to receive benefits or exercise rights under any permanent health insurance.
14.3The Company may, at its sole and absolute discretion, terminate the Executive's employment forthwith at any time by serving a notice under this clause stating that this Agreement is being terminated in accordance with this clause 14.3 and undertaking to pay to the Executive a sum equivalent to fixed annual salary in lieu of the applicable notice period (subject to tax and national insurance) together with any accrued holiday entitlement pursuant to clause 8.2.
14.4Where the Company terminates this Agreement otherwise than in accordance with clause 14.1 or 14.3 (subject always to clause 14.6), the Executive's sole remedy shall be a claim in damages which shall be calculated in accordance with ordinary common law principles including those relating to mitigation of loss, and the Executive shall not be entitled to enforce the payment referred to in clause 14.3 as a contractual debt nor as liquidated damages.
14.5Whether or not the Company has served a notice under clause 14.3 the Executive shall not be entitled to receive any payment under clause 14.3 if the Company would have been entitled to terminate the Executive's employment without notice under clause 14.6 and the Executive shall immediately repay to the Company on demand any payments already received under clause 14.3 which shall be recoverable by the Company as a debt (exercise of this remedy shall be without prejudice to any other rights or remedies which the Company may have against the Executive).

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14.6Notwithstanding the provisions of clauses 14.1 and 14.3, the Company shall be entitled, by notifying the Executive in writing, to terminate this Agreement and the Executive's employment forthwith without any payment by way of compensation, damages, payment in lieu of notice or otherwise if:
14.6.1the Executive commits any act of gross misconduct or fraud or dishonesty; or
14.6.2the Executive commits any material or persistent breach of any of the terms or conditions of this Agreement including any wilful neglect or refusal to carry out any of the Executive's duties or to comply with any reasonable and lawful instruction given by the Company; or
14.6.3the Executive is declared bankrupt or makes any arrangement with or for the benefit of the Executive’s creditors or a county court administration order is made against the Executive under the County Court Act 1984; or
14.6.4the Executive is charged with or convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a penalty of imprisonment cannot be imposed); or
14.6.5the Executive commits any act which constitutes an offence by the Executive or the Company under the Bribery Act 2010 whether done for the Company's benefit or not; or
14.6.6the Executive is disqualified from holding office in the Company or any other company under the Insolvency Act 1986 or the Company Directors Disqualification Act 1986 or disqualified or disbarred from membership of, or subject to any disciplinary sanction by, any professional or other body, which undermines the confidence of the Board in the Executive’s continued employment with the Company; or
14.6.7the Executive acts in any way which may in the reasonable opinion of the Board bring the Company or any Associated Company into disrepute or discredit, or prejudice the interests of the Company or any Associated Company or affect the Executive's suitability for the type of work the Executive performs; or
14.6.8the Executive fails to comply in any material respect with any policy of the Company or any Associated Company which has been communicated to the Executive including without limitation any policy in respect of dealing in shares, inside information, anti-bribery and corruption, prevention of the facilitation of tax evasion, equal opportunities and harassment, data protection and use of email and the internet; or
14.6.9the Executive ceases by reason of the Executive's own act or default to be a director of the Company; or
14.6.10the Executive commits any material breach of director's duties under Part 10 of the Companies Act 2006 in which event, for the purposes of this Agreement, the Termination Date shall be the date of the written notice terminating the Executive's employment.

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14.7With a view to ensuring that the Executive's departure can be arranged with the minimum of inconvenience and disruption to the business of the Company and the Associated Companies and its or their relationship with third parties and other employees, the Executive undertakes not, without the prior approval of the Board, to inform any such third parties or such employees about the proposed cessation of the Executive's employment hereunder.
14.8The exercise by the Company of its right of termination under clause 14.6 shall be without prejudice to any other rights or remedies which the Company or any Associated Company may have or be entitled to exercise against the Executive.
14.9If the employment of the Executive under this Agreement shall be terminated for the purpose of reconstruction or amalgamation only whether by reason of the liquidation of the Company or otherwise and the Executive shall be offered employment with any concern or undertaking resulting from this reconstruction or amalgamation on terms and conditions no less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the termination of the Executive's employment hereunder.
14.10The Executive shall not after the Termination Date represent the Executive as being employed by or connected with the Company or any Associated Company.
15.RETURN OF PROPERTY
All property of the Company and any Associated Company including all credit, charge and expense cards, books, notes, memoranda, correspondence, tapes, codes, keys, security passes, papers, drawings, designs, documents, records, computer disks, computer hardware, computer software and mobile telephones in the possession or control of the Executive are and remain the property of the Company or such Associated Company and the Executive shall deliver all such items in the Executive's possession, custody or control immediately to the Company on the Termination Date, or earlier if requested by the Company.
16.RESIGNATION AS A DIRECTOR
16.1As applicable, the Executive shall resign without any payment by way of compensation, damages, payment in lieu of notice or otherwise from the Board and the boards of any Associated Company of which the Executive is director;
16.1.1if at any time during the Executive's employment the Executive is prevented from performing the Executive's duties whether through incapacity for a period of more than three months or because the Company has exercised its rights under clause 17; and in any event;
16.1.2on the Termination Date.
16.2The Executive irrevocably appoints any director of the Company or any Associated Company from time to time as the Executive's agent to execute, complete and deliver any document required to give effect to the terms of this Agreement.
17.GARDEN LEAVE
17.1Notwithstanding any other provision in this Agreement the Company may at any time following the giving of notice by either party to terminate this Agreement, or if the Executive purports to terminate the Agreement in breach of contract, cease to provide work for the

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Executive, or require the Executive to perform only such duties, specific projects or tasks expressly assigned by the Company, in which event during such period the other provisions of this Agreement, including those relating to the Executive's remuneration, shall continue to have full force and effect but the Executive shall not be entitled to access to any premises of the Company or any Associated Company. During such period, the Company shall be entitled at any time to appoint a further executive, director or employee having responsibilities similar to those of the Executive to act jointly with the Executive and in that event the Executive shall perform duties and exercise powers in a manner which shall be consistent with such appointment. During such period, the Executive shall:
17.1.1if requested by the Company, refrain from contacting employees, customers, clients and professional contacts of the Company or any Associated Company except where such employees, customers, clients or professional contacts are personal friends of the Executive and the Executive is contacting them in a personal capacity; and
17.1.2comply with any requests by the Company in relation to managing, updating, or refraining from updating any social media account held by the Executive containing professional contacts; and
17.1.3if requested by the Company, cease to be an authorised signatory of the Company, or hold a Power of Attorney for the Company; and
17.1.4if requested by the Company, take holiday which has accrued up to the commencement of such period, or which accrues during such period, during the period on such day or days as the Company may specify. No contractual holiday entitlement shall accrue during the period itself but, for the avoidance of doubt, the Executive's entitlement to annual leave pursuant to the Working Time Regulations 1998 shall continue to accrue; and
17.1.5not make any public statements in relation to the Company or any Associated Company or any of its or their officers or employees; and
17.1.6continue to be bound by the express and implied duties of employment, including, without limitation, by the duty of fidelity and good faith owed to the Company and by the provisions of clause 4.
18.CONFIDENTIALITY
18.1The Executive acknowledges that during employment the Executive shall in the performance of the duties become aware of Confidential Information.
18.2Without prejudice to the Executive's general duties at common law in relation to such Confidential Information, the Executive shall not (save as required by law) during employment or at any time after the Termination Date disclose or communicate to any person or persons or make use of or copy (other than in the proper performance of the duties under this Agreement), and shall use reasonable endeavours to prevent any disclosure, communication or use by any other person of, any such Confidential Information, and shall not use to the detriment of the Company or any Associated Company any information relating to the Company or any Associated Company.
18.3The provisions of clause 18.2 shall cease to apply to information or knowledge which comes into the public domain otherwise than by reason of the default of the Executive.

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18.4The Executive shall not make any adverse public statement (whether written or oral) relating to the affairs of the Company or any Associated Company to the media or on the internet or otherwise.
19.INTELLECTUAL PROPERTY RIGHTS
19.1The Executive acknowledges that, because of the nature of their duties, and the particular responsibilities arising from the nature of their duties, they have, and will have at all times while employed by the Company, a special obligation to further the interests of the Company.
19.2The Executive acknowledges that all Intellectual Property Rights in any Inventions and/or Works, and all materials embodying them will automatically belong to the Company to the fullest extent permitted by law.
19.3To the extent that legal title in any Intellectual Property Rights in any Inventions and/or Works does not automatically vest in the Company pursuant to clause 19.2, the Executive hereby assigns (by way of present and future assignment) with full title guarantee all Intellectual Property Rights in any Inventions and/or Works to the Company (or any Associated Company designated by the Company) including (with effect from their creation) all materials embodying such rights to the fullest extent permitted by law.
19.4The Executive irrevocably waives any moral rights in the Works to which the Executive now or may at any future time be entitled under Chapter IV of the Copyright Designs and Patents Act 1988 or any similar provisions of law in any jurisdiction, including the right to be identified, the right of integrity and the right against false attribution, and the Executive agrees not to institute, support, maintain or permit any action or claim to the effect that any treatment, exploitation or use of such Works, infringes their moral rights and all similar rights in other jurisdictions that are not capable of being assigned.
19.5The Executive will at the request of the Company promptly:
19.5.1supply all information, data, drawings, software or other materials and assistance as may, in the opinion of the Company, be required or desirable to enable the Company (or any Associated Company) to fully exploit any Intellectual Property Rights in any Invention and/or Works to its best advantage as determined by the Company in its sole discretion; and
19.5.2execute all documents and do all things necessary or desirable to vest ownership of Intellectual Property Rights in any Invention and/or Works or otherwise belonging to the Company in the Company or its nominee and/or to apply for registration of Intellectual Property Rights, where appropriate throughout the world, and as the Company (or any Associated Company) may specify for the full term of those rights.
19.6The Executive acknowledges that, except as provided by law, no further remuneration or compensation other than that provided for in this Agreement is or may become due to them in respect of their compliance with this clause 19. This is without prejudice to the Executive’s rights under the Patents Act 1977.
19.7The Executive warrants and represents that during and after the term of this Agreement:
19.7.1nothing in the Works infringes the Intellectual Property Rights of any third party or any rights of publicity or privacy;

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19.7.2all Works are their original work and have not been copied wholly or substantially from any other source;
19.7.3the Executive has not disclosed the details of any Invention to any third party other than under an enforceable obligation of confidence on the third party;
19.7.4nothing in the Works violates any applicable law, or regulation;
19.7.5the Executive has not given and will not give permission to any third party to use the Works, nor any of the Intellectual Property Rights; and
19.7.6the Executive is unaware of the use by any third party of any Invention or Works or any Intellectual Property Rights.
19.8The Executive will indemnify and at all times keep fully and effectually indemnified the Company (and any Associated Company) against any and all claims, demands, actions, proceedings, costs, expenses (including legal costs and disbursements), liabilities, losses and damages suffered by the Company and/or any Associated Company arising from or incurred by reason of any breach or alleged breach by them of the warranty contained in clause 19.7.
20.DISCIPLINARY AND GRIEVANCE PROCEDURE/SUSPENSION
20.1Any disciplinary or dismissal matters affecting the Executive will be dealt with by the Chief Executive of the Company or their nominee in their absolute decision. There are no specific disciplinary or dismissal rules affecting the Executive. Should the Executive wish to appeal against a disciplinary decision the Executive should submit an appeal to the Board in writing whose decision on such appeal shall be final.
20.2If the Executive wishes to seek redress for any grievance the Executive should first submit the grievance to the Chief Executive of the Company. Should the Executive wish to appeal against the grievance decision the Executive should submit an appeal to the Board in writing whose decision on such appeal shall be final.
20.3The Company may suspend the Executive from any or all of the Executive's duties in order to investigate any disciplinary matter involving the Executive or for as long as is otherwise reasonable while any disciplinary procedure against the Executive is outstanding.
21.DATA PROTECTION
21.1The Executive acknowledges that the Company and any Associated Company will process the Executive's personal data (which may include sensitive personal data) in accordance with its data protection policies and data protection legislation.
21.2The Executive agrees to comply with data protection laws, and any rules, policies and procedures of the Company and any Associated Companies relating to data protection, in force from time to time.
22.APPOINTMENT OF ATTORNEY
The Executive irrevocably and by way of security appoints any director of the Company or any Associated Company from time to time to be their attorney for the purposes of the Powers of Attorney Act 1971 to execute, complete and deliver any document required to give effect to

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the terms of this Agreement, with authority to do all such things and to execute all such documents in their name and on their behalf, as may be necessary to secure that the full benefit and advantage of the rights arising under clauses 16 and 19 of this Agreement are obtained by the Company (or, where appropriate, any Associated Company) and a letter signed by any director of the Company certifying that any thing or any document has been done or executed within the authority conferred by this clause will be conclusive evidence of it.
23.NOTICES
23.1Any notice to be given under this Agreement shall be in writing. Notices may be served by either party by personal service or by recorded delivery or by first-class post addressed to the other party or by leaving such notice at (in the case of the Company) its registered office for the time being and (in the case of the Executive) the Executive's last known home address or by email sent to (in the case of the Company) the Chief Executive and (in the case of the Executive) the Executive's last known personal email.
23.2Any notice given shall be deemed to have been served at the time at which the notice was personally served or if sent by recorded delivery at the time of delivery as recorded or if sent by first-class post on the second working day after posting or in the case of being left as appropriate at the registered office or last known home address, the date on which it was so left or if sent by email at the time of transmission.
24.DEDUCTIONS
24.1The Executive shall pay to the Company any sums owing by the Executive to the Company upon demand by the Company at any time (whether during the Executive's employment by the Company or after the Termination Date).
24.2The Executive shall indemnify the Company for itself and on behalf of any Associated Company in relation to any income tax and employee national insurance contributions not already deducted from the Executive's remuneration (or any taxes replacing the same) for which the Company or any Associated Company has an obligation at any time to account (whether during the Executive's employment by the Company or after the Termination Date) in relation to the Executive.
24.3The Executive consents to the deduction from the Executive's wages or from any other sums owed to the Executive by the Company of any sums owing by the Executive to the Company or any Associated Company at any time, to the extent permitted by law, which shall for the purposes of this clause include any sums equal to any loss which has been or which the Company genuinely estimates will be incurred by the Company or any Associated Company arising from a breach by the Executive of any of the terms of this Agreement.
24.4This clause is without prejudice to the rights of the Company to recover any sums or balance of sums owing by the Executive to the Company by legal proceedings.
25.DISCLOSURES IN THE PUBLIC INTEREST
Nothing in this Agreement shall prevent the Executive from making a protected disclosure (within the meaning of the Employment Rights Act 1996).

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26.COLLECTIVE AGREEMENTS
There are no collective agreements which directly affect the terms and conditions of the Executive's employment.
27.NOTIFICATION OF CERTAIN MATTERS
The Executive must notify the Company promptly in writing of any change of name, address, national insurance number, marital status or next of kin and of any actual or pending change in immigration status, any arrests, prosecution or conviction fora criminal offence, any disciplinary action taken by a professional or regulatory body or if the Executive becomes bankrupt, makes any arrangement with or for the benefit of creditors or commits any act of bankruptcy or has a county court administration order made against the Executive under the County Court Act 1984.
28.GENERAL
28.1This Agreement (including the Schedules to it), together with any documents required to be entered into pursuant to this Agreement, constitutes the entire and only legally binding agreement and understanding between the parties relating to the employment of the Executive by the Company or any Associated Company and supersedes any previous agreements or arrangements or understandings (both oral and written) relating to the subject matter of this Agreement and any such document and all such agreements, arrangements or understandings shall be deemed to have been terminated with mutual consent with effect from the date hereof.
28.2This Agreement contains all of the Executive's contractual benefits and entitlements. All other benefits provided by the Company from time to time are discretionary. There are no other terms and conditions applicable to any other benefits, paid leave or training other than those set out in this Agreement.
28.3The Executive has not been induced to enter into this Agreement in reliance on, nor has the Executive been given, any warranty, representation, statement, agreement or undertaking of any nature whatsoever other than as are expressly set out in this Agreement, provided that nothing in this clause shall limit or exclude the liability of the Company for fraud.
28.4No variation to this Agreement shall be effective unless made by the parties and evidenced in writing and signed by or on behalf of the parties and expressed to be such a variation.
28.5Where, in connection with this Agreement, the Executive undertakes any obligation in respect of any Associated Company, the Executive unconditionally and irrevocably acknowledges and agrees that the Company is entering into this Agreement and accepting the benefit of such obligations not only for itself but also as agent and trustee for such other Associated Company.
28.6No term in this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
28.7No waiver by the Board and/or the Company (as appropriate) of any of the requirements of this Agreement or of any of its rights under this Agreement shall have effect unless given in

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writing and signed by the Board. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of that breach.
28.8Clauses 18, 19, 22, 24.2 and Schedule 2 and any other provisions of this Agreement which are expressed to apply or are capable of applying following termination of this Agreement shall survive the termination of this Agreement howsoever caused.
28.9If any provision of this Agreement shall be, or become, void or unenforceable for any reason within any jurisdiction, this shall affect neither the validity of that provision within any other jurisdiction nor any of the remaining provisions of this Agreement.
28.10This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of England.
28.11In the event of any claim, dispute or difference arising out of or in connection with this Agreement the parties hereto irrevocably agree and submit to the non-exclusive jurisdiction of the Courts of England.

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Schedule 1

Summary Of Key Terms
Job title: Chief Medical Officer
Date on which employment under this Agreement commenced: 3 June 2024
Date on which continuous employment commenced: 3 June 2024
Notice period: Six months
Salary: £325,000.00 per annum (subject to tax and national insurance as required by law)
Holiday: 25 days in each holiday year in addition to the usual public and bank holidays in England and Wales

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Schedule 2

Protection Of Business Interests
1.In this Schedule, the following words and expressions shall have the following meanings:
Business means the business or businesses of the Company or any Associated Company in or with which the Executive has been involved or concerned in the course of employment other than in a minimal way at any time during the Relevant Period.
directly or indirectly means the Executive acting either alone or jointly with or on behalf of any other person, firm or company, whether as principal, agent, partner, manager, employee, shareholder, contractor, director, consultant, investor or otherwise and whether for the Executive’s own benefit or that of others including, without limitation, in relation to paragraphs 2 and 3 of this Schedule, through the use of any social media.
Key Personnel means any person who is at the Termination Date or was at any time during the Relevant Period employed in an executive, senior managerial, senior operational, medical, scientific or strategic capacity or engaged as a consultant in the Business and in each case with whom the Executive has had dealings in the course of employment other than in a minimal way at any time during the Relevant Period.
Prospective Customer means any person, firm or company who has been engaged in negotiations with the Company or any Associated Company with a view to entering into a contract for purchasing, supplying, selling or leasing of goods (including investment and financial products) and/or services from the Company or any Associated Company at any time during the Relevant Period in which negotiations the Executive has been personally concerned in the course of employment other than in a minimal way.
Relevant Area means England, Wales, Scotland, Northern Ireland, Switzerland, the USA, Australia and any other areas in which the Company or any Associated Company carries on business at the Termination Date and in or in respect of which the Executive shall have carried out duties or been engaged or concerned at any time during the Relevant Period.
Relevant Customer means any person, firm or company who at any time during the Relevant Period was a customer or client of the Company or any Associated Company, with whom or which the Executive directly dealt other than in a minimal way or for whom or which the Executive was responsible or in respect of whom the Executive was in possession of confidential information in the course of employment at any time during the Relevant Period whether or not goods and/or services were provided during that period.
Relevant Goods and Services means any goods and/or services which are (i) the same as or (ii) similar to those supplied by the Company or any Associated Company at any time during the Relevant Period, or those planned to be supplied by the Company or any Associated Company at any time during the Restricted Period , and in the supply or planned supply of which the Executive was directly concerned other than in a minimal way in the course of their employment at any time during the Relevant period.
Relevant Period means the period of 12 months immediately prior to the Termination Date (or the period since the start of the Executive’s employment, if shorter than 12 months) or, where the Executive has not been provided with work pursuant to clause 17 of this Agreement after either party has served notice of termination, the period of 12 months immediately prior

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to the start of any period during which the Executive has not been provided with work pursuant to clause 17 of this Agreement.
Relevant Supplier means any person, firm or company who at any time during the Relevant Period was a supplier to the Company or any Associated Company of any goods or services and with whom or which the Executive had direct dealings in the course of employment other than in a minimal way at any time during the Relevant Period.
Restricted Period means the period of twelve months starting with the Termination Date less any period during which the Executive has not been provided with work pursuant to clause 17 of this Agreement.
2.The Executive shall not without the prior written consent of the Board directly or indirectly at any time during the Executive’s employment with the Company or within the Restricted Period:
2.1solicit away from the Company or any Associated Company; or
2.2endeavour to solicit away from the Company or any Associated Company; or
2.3employ or engage; or
2.4endeavour to employ or engage,
any Key Personnel.
3.The Executive shall not without the prior written consent of the Board directly or indirectly at any time during the Executive’s employment with the Company or the within the Restricted Period:
3.1solicit the custom of; or
3.2endeavour to solicit the custom of; or
3.3deal with,
any Relevant Customer or Prospective Customer in respect of any Relevant Goods and Services; or
3.4interfere; or
3.5endeavour to interfere,
with either the continuance of supplies to the Company and/or any Associated Company (or the terms relating to those supplies) by any Relevant Supplier or the relations between the Company and/or any Associated Company and any Relevant Customer or any Prospective Customer.
4.The Executive shall not without the prior written consent of the Board directly or indirectly at any time during the Executive’s employment with the Company or within the Restricted Period engage or be concerned or interested in any business which within the Relevant Area at any

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time during the Restricted Period (i) competes or (ii) will compete or (iii) is likely to compete with the Business provided that the Executive may hold a Permitted Investment.
5.The Executive acknowledges and agrees that:
5.1the provisions of this Schedule are fair, reasonable, and necessary to protect the goodwill and interests of the Company and the Associated Companies;
5.2the provisions of this Schedule shall constitute severable undertakings given for the benefit of the Company and each Associated Company and may be enforced by the Company on behalf of any of them;
5.3the Executive shall be obliged to draw the provisions of this Schedule to the attention of any third party who may at any time before or after the termination of the Executive’s employment hereunder offer to employ or engage the Executive and for whom or with whom the Executive intends to work at any time during the Restricted Period.
6.If any of the restrictions or obligations contained in this Schedule is held to be invalid or unenforceable but would be valid or enforceable if part of the provision were deleted then such restrictions or obligations shall apply with such deletions as may be necessary to make them enforceable. In the event of any clause contained in this Agreement or any part thereof being declared invalid or unenforceable by any court of competent jurisdiction, all other clauses and parts thereof shall remain in full force and effect and shall not be affected thereby.

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This Agreement has been duly executed and delivered as a deed on the date first stated above.

Executed as a deed by BARINTHUS BIOTHERAPEUTICS PLC acting by a director in the presence of	)	/s/ William Enright
	)	Director
)

Signature of witness		/s/ Tara Rist

Name		Tara Rist

Address

Executed as a deed by LEONARD WILLEM FREDERIK HOOFTMAN in the presence of	)	/s/ Leonard Willem Frederik Hooftman
)
)

Signature of witness		/s/ William Enright

Name		William Enright

Address

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